Rule 424 (b) (3) Registration No. 333-155631

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
Senior Debt Securities	$6,111,000.00	$340.99

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

(2)	The amount in this column has been transmitted to the SEC in connection with the securities offered by means of this pricing supplement.

TRADE DATE: September 30, 2009
PRICING SUPPLEMENT NO. 4863 DATED September 30, 2009
TO PROSPECTUS SUPPLEMENT DATED November 26, 2008
AND PROSPECTUS DATED November 24, 2008

NATIONAL RURAL UTILITES COOPERATIVE FINANCE CORPORATION
Medium-Term Notes, Series C
Due Nine Months or More from Date of Issue

Principal Amount:	$6,111,000.00

Issue Price:	100% of Principal Amount

Original Issue Date:	10/5/2009

Maturity Date:	08/16/2010

Interest Rate:	1.51% per annum

Regular Record Dates:	Each January 1 and July 1

Interest Payment Dates:	Each January 15 and July 15

Redemption Date:	None

Agent's Commission:	None

Form of Note:	Certificated
(Book-Entry or Certificated)

Other Terms:	None

Medium-Term Notes, Series C, may be issued by National Rural Utilities Cooperative Finance Corporation in an unlimited aggregate principal amount.